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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements on:
(a) Form S-8, No. 33-80168 pertaining to the Company's 1984 Incentive Stock Option Plan, 1988 Non-qualified Stock Option Plan, Directors' Stock Option Plan, and other Employee Benefit Plans; (b) Form S-8, No. 333-07545 pertaining to the Company's 1993 Stock Option Plan, as amended; (c) Form S-8, No. 333-07331 pertaining to the Company's 1996 Stock Purchase Plan; (d) Form S-8, No. 333-30451 pertaining to the Company's 401(k) Plan; (e) Form S-8, No. 333-21739 and 333-58101 pertaining to the Company's 1996 Stock Option Plan, as amended,
(f) Form S-8, No. 333-58103 pertaining to the Company's 1998 Stock Option Plan and 1997 Director Stock Option Plan; (g) Form S-8, No. 333-84059 pertaining to the Company's 1997 Director's Stock Option Plan, as amended, and (h) Form S-8, No. 333-87401 pertaining to the Company's 1996 Stock Purchase Plan, of our report dated May 11, 2000 (except for Note 15, as for which the date is June 29, 2000) with respect to the consolidated financial statements and schedule of Active Voice Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 2000 filed with the Securities and Exchange Commission.


                                         /s/  ERNST & YOUNG LLP

Seattle, Washington
June 29, 2000